EXHIBIT 99.C1-A


                                   Exhibit 10

                      Consent of PricewaterhouseCoopers LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-6 of our report dated February 16, 2000, relating to the financial statements and financial highlights of the sub-accounts constituting the WRL Series Life Account, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
September 1, 2000